Exhibit 99.1


For Immediate Release

                    ATMI REPORTS SECOND QUARTER 2004 RESULTS


      ATMI REPORTS SECOND QUARTER 2004 RESULTS DANBURY, CT-- July 21, 2004-- ATMI, Inc. (Nasdaq: ATMI), a supplier of materials and materials packaging to the world's leading semiconductor manufacturers, today announced revenues of $61.0 million for the second quarter of 2004, an increase of 52.5% from $40.0 million in the second quarter of 2003, and an increase of 8.9% over $56.0 million in the first quarter of 2004.

      Continuing operations in the second quarter generated income of $5.8 million, or $0.18 per diluted share. In the second quarter of 2003, income from continuing operations was $0.1 million, or $0.00 per diluted share, including a $2.2 million pre-tax asset impairment charge related to the Company's strategic investment portfolio and a $0.4 million charge related to transitioning product lines to a new manufacturing facility. In the first quarter of 2004, continuing operations generated income of $4.0 million, or $0.12 per diluted share.

      Overall, net income for the second quarter was $7.9 million, or $0.25 per diluted share, which includes $0.06 per diluted share from the performance of discontinued operations, and a gain of $0.01 per diluted share from sale of the life safety systems and fab services operations that closed during the quarter. For the second quarter of 2003, net loss was $2.8 million, or $0.09 per diluted share, which included a loss of $0.09 per diluted share from discontinued operations. Net income for the first quarter of 2004 was $6.1 million, or $0.19 per diluted share, including $0.04 per diluted share from the performance of discontinued operations and a gain of $0.03 per diluted share related to the sale of the gallium nitride business.

      For the six months ended June 30, revenue from continuing operations totaled $117.0 million, an increase of 51.9% compared with $77.0 million for the first half of 2003. Income from continuing operations was $9.8 million, or $0.31 per diluted share, compared with $1.0 million, or $0.03 per diluted share, in the same period last year. Overall net income for the first six months of 2004 was $14.0 million, or $0.44 per diluted share, which includes $0.09 per diluted share from the performance of discontinued operations, and a gain of $0.04 per diluted share from sale of three of the six discontinued operations.

      Gene Banucci, ATMI Chairman and Chief Executive Officer, said, "The semiconductor industry continues to increase production of wafers with a second quarter sequential increase of approximately 4% worldwide. This is again slightly higher than our projections and as a result ATMI's revenues continued to ramp aggressively for the third consecutive quarter. It is our expectation that wafer starts will continue to grow in the third quarter, but at a moderated pace."

      Doug Neugold, ATMI President and Chief Operating Officer, said, "This quarter, our copper businesses continued to perform well and we again achieved strong results in our implant materials and photoresist packaging products. At Semicon West, we introduced several new products and process efficiency solutions in which customers expressed a high level of interest, especially SDS3. Looking forward, we see no slowdown in the pace of technology development. Given our recent qualifications and joint development activities at the 65 nm technology node, we are well positioned to capture future generation advanced interconnect opportunities."

                                     -more-

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ATMI Reports Second Quarter 2004 Results -- Page 2



      Dan Sharkey, ATMI Chief Financial Officer, said, "The second quarter stood out because of record sales of sub-atmospheric gas storage and delivery products, and equally strong flat panel display demand for our materials packaging products. Combined with the resolution of our first quarter expedited delivery issues, this had the expected effect of increasing gross margins to above 50%. On the divestiture front, the second quarter was very busy with deals completed for the sale of our life safety system business, our fab services business, and our epitaxial services business, which closed on July 19th. We are presently engaged in active discussions with multiple parties concerning our remaining discontinued operations, our abatement systems business and our Emosyn smart card venture. We believe we are still on track to have divested all 6 discontinued operations before the end of 2004."

      ATMI provides specialty materials and materials packaging to the worldwide semiconductor industry. For more information, please visit atmi.com.

      Statements contained herein that relate to ATMI's future performance, including, without limitation, statements with respect to ATMI's anticipated results of operations or level of business for 2004 or any other future period, are forward-looking statements within the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements are based on current expectations only and are subject to certain risks, uncertainties, and assumptions, including, but not limited to: changes in semiconductor industry growth or ATMI's markets; competition, problems, or delays developing and commercializing new products; problems or delays in integrating acquired operations and businesses into ATMI; problems or delays associated with any restructuring activity, including resolution of the various discontinued elements of ATMI's Technologies segment; and other factors discussed in ATMI's filings with the Securities and Exchange Commission. Such risks and uncertainties could cause actual results to differ from those projected. ATMI undertakes no obligation to publicly update or revise any forward-looking statements, whether because of new information, future events or otherwise.

Note: A conference call (800.289.0544) discussing financial results will begin at 11:00 a.m. Eastern time, July 21st, 2004. A replay (888.203.1112, PIN 637528)
of the call will be available for 48 hours. An audio webcast of the conference call will be available for 30 days on atmi.com.

                                     # # # #

For more information contact:
      Dean Hamilton
      ATMI
      203.207.9349 Direct
      203.794.1100 x4202
      dhamilton@atmi.com
      ------------------

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ATMI Reports Second Quarter 2004 Results -- Page 3



                                   ATMI, INC.
                         SUMMARY STATEMENTS OF OPERATION
                      (in thousands, except per share data)


                                                    Three Months Ended                 Six Months Ended
                                                        June 30,                            June 30,
                                             ---------------------------           ---------------------------
                                                 2004             2003                2004                2003
                                                 ----             ----                ----                ----

 Revenues                                     $  60,978        $  39,983           $ 116,997        $  77,022
 Cost of revenues                                30,299           19,720              59,091           38,614
                                              ---------        ---------           ---------        ---------
 Gross profit                                    30,679           20,263              57,906           38,408
                                              ---------        ---------           ---------        ---------
 Operating expenses
   R & D                                          4,786            4,271               9,527            8,474
   S, G, & A                                     16,196           12,575              31,880           25,202
                                              ---------        ---------           ---------        ---------
                                                 20,982           16,846              41,407           33,676
                                              ---------        ---------           ---------        ---------

 Operating income                                 9,697            3,417              16,499            4,732

 Other expense, net                                (886)          (3,398)             (1,583)          (3,417)
                                              ---------        ---------           ---------        ---------

 Income before taxes                              8,811               19              14,916            1,315

 Income taxes (benefit)                           2,996              (89)              5,133              283
                                              ---------        ---------           ---------        ---------

 Income from continuing operations                5,815              108               9,783            1,032

 Income (loss) from operations
 of discontinued operations                       1,714           (2,882)              2,834           (5,424)

 Gain on disposal of
 discontinued operations                            333             --                 1,357             --
                                              ---------        ---------           ---------        ---------

 Net income (loss)                            $   7,862        ($  2,774)          $  13,974        ($  4,392)
                                              =========        =========           =========        =========

 Diluted earnings per share from
  continuing operations                       $    0.18        $    0.00           $    0.31        $    0.03
 Diluted earnings (loss)
  per share from operations of                $    0.06        ($   0.09)          $    0.09        ($   0.17)
  discontinued operations
 Diluted earnings per
  share from gain on
  disposal of discontinued
  operations                                  $    0.01             --             $    0.04             --
 Diluted earnings (loss)
  per share                                   $    0.25        ($   0.09)          $    0.44        ($   0.14)

Weighted average shares outstanding              31,711           31,117              31,747           31,014

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ATMI Reports Second Quarter 2004 Results -- Page 4



                                   ATMI, INC.
                             SUMMARY BALANCE SHEETS
                                 (in thousands)


             Balance Sheet Highlights                         June 30,      December 31,
                                                                2004           2003
                                                             --------       -----------
             Assets
               Cash & marketable securities                  $152,412        $128,700
               Accounts receivable, net                        40,332          38,439
               Inventory, net                                  33,595          21,564
               Assets held for sale                            64,831          84,736
               Other current assets                            28,425          16,280
                                                             --------        --------
                  Total current assets                        319,595         289,719

               Fixed assets, net                               67,336          64,673
               Other assets                                    56,053          60,050
                                                             --------        --------
                    Total assets                             $442,984        $414,442
                                                             --------        --------

            Liabilities and stockholders' equity
               Accounts payable                              $ 13,748        $ 11,743
               Short-term debt                                    847           1,047
               Liabilities held for sale                       11,211           7,196
               Other current liabilities                       28,593          24,799
                                                             --------        --------
                 Total current liabilities                     54,399          44,785
               Long-term debt                                 115,119         115,290
               Other long-term liabilities                        197             116
               Stockholders' equity                           273,269         254,251
                                                             --------        --------
                  Total liabilities & stockholders' equity   $442,984        $414,442
                                                             --------        --------